UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2020

GENERATIONS BANCORP NY, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-248742	85-3659943
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

20 East Bayard Street, Seneca Falls, New York		13148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:        (315) 568-5855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Generations Bancorp NY, Inc. (“Generations Bancorp”) announced that, at separate meetings held on December 22, 2020, both the stockholders of Seneca-Cayuga Bancorp, Inc. (“Seneca Cayuga Bancorp”) and the members of The Seneca Falls Savings Bank, MHC (the “MHC”), Seneca Cayuga Bancorp’s parent mutual holding company, approved the Plan of Conversion and Reorganization, pursuant to which the MHC will convert from the mutual holding company to the stock holding company form of organization (the “Conversion”).

Generations Bancorp also reported that the subscription and community offerings of the common stock of Generations Bancorp, the proposed new holding company for Generations Bank, being undertaken as part of the Conversion, concluded on December 18, 2020, and subject to final regulatory approvals, Generations Bancorp had accepted subscriptions for approximately $14.8 million of shares of its common stock. Final results of the offering and the anticipated closing date of the Conversion and offering will be announced following receipt of all regulatory approvals required to complete the transaction.

A copy of the press release is included as exhibit 99 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
99	Press Release dated December 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATIONS BANCORP NY, INC.

DATE:	December 23, 2020	By:	/s/ Menzo D. Case
Menzo D. Case
President and Chief Executive Officer